UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

McEwen Mining Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MCEWEN MINING INC.
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
June 29, 2023
The 2023 annual meeting of the shareholders of McEwen Mining Inc. will be held virtually at: www.meetnow.global/MMHG65D on June 29, 2023 at 2:00 P.M. Eastern Time. The meeting will be held for the following purposes:
1.
To elect seven (7) directors to serve on our Board of Directors until the next annual meeting of shareholders and until their successors are elected and qualified;

2.
To consider and vote on a proposal to amend our Second Amended and Restated Articles of Incorporation to increase our authorized capital to 10,000,000 shares of preferred stock, to make a corresponding increase in the total authorized shares and to make other conforming changes to our Articles;

3.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 28, 2023 as the record date for the determination of the holders of our stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on our books at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment and postponement thereof. The Notice of Annual Meeting of Shareholders and this proxy statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or before May 8, 2023.
This year’s annual meeting, like last year, will be a completely virtual meeting of shareholders, and will be conducted solely online. We believe the environmentally-friendly virtual meeting format will provide expanded access, improved communication and cost savings for our shareholders. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetnow.global/MMHG65D at the meeting date and time described in the accompanying proxy statement. You will not be able to attend the annual meeting in person.
In the event of a technical malfunction in connection with the virtual meeting, the chair of the meeting will convene the meeting at 4:00 p.m. Eastern Daylight Time on the date specified above at our corporate offices located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under these circumstances, we will post information regarding the announcement on the investors page of our website at mcewenmining.com.
Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience, by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the annual meeting online and would prefer to vote electronically during the meeting, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY:

(i)
TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTENDING THE VIRTUAL ANNUAL MEETING AND VOTING ELECTRONICALLY. Please note that all votes cast via the Internet must be cast prior to 2:00 p.m. Eastern Time on June 29, 2023 and votes cast by telephone must be cast by 1:00 a.m. on that same day.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held Virtually on June 29, 2023 at 2:00 P.M. Eastern Time.
The proxy statement and annual report to shareholders are available at: http://www.envisionreports.com/MUX.
By Order of the Board of Directors

May 8, 2023	ROBERT R. MCEWEN Chairman and Chief Executive Officer

i

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive these proxy materials?
We are providing these proxy materials, which consist of this proxy statement, our Annual Report on Form 10-K and a proxy card, in connection with the solicitation by the Board of Directors (the “Board”) of McEwen Mining Inc. (“we,” “our,” “us,” or the “Company”) of proxies to be voted at our annual meeting of shareholders to be held on Thursday, June 29, 2023 at 2:00 P.M., Eastern Time, virtually at: www.meetnow.global/MMHG65D, and any adjournment or postponement thereof. The Notice of Annual Meeting of Shareholders and this proxy statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or before May 8, 2023.
What am I being asked to vote on at the annual meeting?
You are being asked to vote upon:

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Proposal 1: The election of seven nominees for directors to hold office until the 2024 annual meeting of shareholders and until their successors are duly elected and qualified;

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Proposal 2: An amendment to our Second Amended and Restated Articles of Incorporation to increase the number of shares of preferred stock that we are authorized to issue from 2 to 10,000,000 and to make a corresponding increase in the total authorized shares;

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Proposal 3: The ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

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any other business that may properly come before the meeting.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We distribute our proxy materials to shareholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (“SEC”). On or before May 8, 2023, we mailed a Notice of Internet Availability of Proxy Materials to shareholders, containing instructions on how to access the proxy materials on the Internet, to vote your shares over the Internet or by telephone or to request a paper copy of the proxy materials and proxy card. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, please follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.
What do I need to do to attend this annual meeting?
The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by online webcast. You are entitled to participate in the annual meeting only if you were a shareholder of the company as of the close of business on April 28, 2023, or if you hold a valid proxy for the annual meeting. No physical meeting will be held.
You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.meetnow.global/MMHG65D. You also will be able to vote your shares online by attending the annual meeting by webcast. To participate in the annual meeting, you will need to review the information included in your notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below. The online meeting will begin promptly at 2:00 P.M., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
How do I register to attend the annual meeting virtually on the Internet?
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you do not need to register to attend the annual meeting virtually on the Internet. Please follow the instructions in the notice or proxy card that you received. You will need a control number, which is located in the notice and proxy card.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet. If you are unable to register for any reason, you may still view the meeting as a guest by visiting the meeting website, but you will not be able to vote or ask questions.
To register to attend the annual meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your McEwen Mining Inc. shareholdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 P.M., Eastern Time, on June 23, 2023.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email: Forward the e-mail from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail: Computershare Trust Company, N.A.
McEwen Mining Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Who is entitled to vote at the annual meeting?
Holders of our common stock at the close of business on April 28, 2023 are entitled to receive the Notice of Annual Meeting of Shareholders and to vote their shares at the annual meeting. As of that date, there were 47,427,584 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered in your name with our transfer agent, Computershare, you are the “shareholder of record” of those shares. The Notice of Annual Meeting of Shareholders and this proxy statement and any accompanying materials have been provided directly to you by us.
If your shares are held in a stock brokerage account or by a bank or other nominee/holder of record, you are considered the “beneficial owner” of those shares, and the Notice of Annual Meeting of Shareholders and this proxy statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.
How do I vote?
You may vote using any of the following methods:
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By Internet:   If you are a shareholder of record, you can vote over the Internet at www.envisionreports.com/MUX by following the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card. If you hold your shares through a broker or other intermediary, you should contact your broker to determine if they allow for voting on the internet or by phone.

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By Telephone:   If you are a shareholder of record, you can vote over the telephone by calling 1-800-652-8683 and following the directions.

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By Mail:   If you have requested or received a proxy or voting instruction card by mail, you can vote by completing, signing and dating the proxy or voting instruction card and returning it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board.
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At the Meeting (Virtually):   You may vote your shares at the virtual annual meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet. To register to attend the annual meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your McEwen Mining Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 23, 2023. Please see additional details under “How do I register to attend the annual meeting on the Internet,” above.

Internet voting facilities for shareholders of record will be available 24 hours a day until 2:00 p.m., Eastern Time, on June 29, 2023. Voting by telephone will be available until 1:00 a.m. on that day. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.
Your vote is important. You can save us the expense of a second mailing by voting promptly.
What can I do if I change my mind after I vote?
Submitting your proxy over the Internet, by telephone or by executing and returning a printed proxy card will not affect your right to attend the annual meeting virtually and to vote electronically during the meeting. The presence at the annual meeting of a shareholder who has submitted a proxy does not in itself revoke a proxy. If you are a shareholder of record, you can revoke your proxy before it is exercised by:
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giving written notice to the Corporate Secretary of the Company before the day of the meeting;

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delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

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voting electronically during the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record or registering, attending the meeting and voting electronically during the meeting.
What is “householding” and how does it affect me?
When multiple shareholders have the same address, the SEC permits companies and intermediaries to deliver a single copy of certain proxy materials and the Notice of Internet Availability of Proxy Materials to them. This process is commonly referred to as “householding.” We do not participate in householding, but some brokers may for shareholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the notice or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise.
If, at any time, you would prefer to receive a separate copy of the notice or proxy materials, or if you share an address with another shareholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. We will promptly deliver to a shareholder who received one copy of the notice or proxy materials as a result of householding a separate copy upon the shareholder’s written or oral request directed to our investor relations department at (647) 258-0395 ext. 320 or McEwen Mining Inc., 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions provided in the notice.

Can I access the proxy materials and the 2022 annual report on the Internet?
Yes, the Notice of Annual Meeting of Shareholders, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 are available at http://www.envisionreports.com/MUX. You will also be able to access the proxy materials at the meeting website during the virtual annual meeting.
What is a broker non-vote?
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non- vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange, or “NYSE.”
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under the rules of the NYSE (“NYSE Rules”) to vote your shares on the ratification of the appointment of Ernst & Young LLP, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on any of the other proposals to be considered at the annual meeting and if you do not provide voting instructions to your broker, a broker non- vote will occur and your shares will not be voted on these matters or any other matter that may properly come before the meeting.
What is a quorum for the annual meeting?
As stated in our Second Amended and Restated Articles of Incorporation and bylaws, the presence in person or by proxy of the holders of stock representing at least one-third of the voting power of all shares of our stock issued and outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum. A quorum is the minimum number of shares of our common stock that must be present in person or by proxy to legally convene the annual meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.
What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?
Proposal	Vote Required
1. Election of directors	Plurality, subject to resignation under Majority Voting Policy if votes “withheld” greater than votes “for”
2. Proposal to increase the number of shares of preferred stock that we are authorized to issue to 10,000,000 shares and a corresponding increase in the total authorized shares	Majority of the votes cast on the proposal
3. Ratification of the appointment of Ernst & Young LLP	Majority of the votes cast on the proposal
Election of Directors; Majority Vote Policy
Directors are elected by a plurality of the votes cast for the election, subject to our Majority Voting Policy (the “Majority Voting Policy”). The seven nominees for director who receive the highest number of votes will be elected to the Board of Directors. Any shares not voted for the election, whether due to abstentions, broker non-votes or otherwise, will have no effect on the election of the directors.
Pursuant to our Majority Voting Policy, in the absence of a contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation to the Board. The Compensation, Nominating and Governance Committee of our Board (or, under certain circumstances, another Committee appointed by the

Board) will promptly consider that resignation and will recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board must then act on that recommendation no later than 90 days following the date of an annual meeting of shareholders. Within four days of the Board’s decision, we must disclose the decision in a Current Report on Form 8-K filed with the SEC that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.
Proposal to Authorized Preferred Stock and Increase our Authorized Capital
The proposal to amend our Second Amended and Restated Articles of Incorporation to increase the authorized shares of preferred stock from 2 shares to 10,000,000 shares and a corresponding increase in the total authorized shares requires the affirmative vote of a majority of the votes cast on the proposal assuming a quorum is present. Abstentions and broker non-votes will not be treated as votes cast on this proposal and therefore will have no impact on the outcome of this proposal.
Ratification of the Appointment of Ernst & Young LLP
The affirmative vote of a majority of the votes cast for the proposal is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023. Abstentions and broker non-votes will not be treated as votes cast on this proposal and will therefore have no effect on the outcome of this proposal.
How will my shares be voted at the Annual Meeting?
If you submit your proxy over the Internet or by telephone, or you request a printed proxy card and properly execute and return the proxy card by mail, then the persons named as proxies will vote the shares represented by your proxy according to your instructions. If you request a printed proxy card, and properly execute and return the proxy card by mail, but do not mark voting instructions on the proxy card, then the persons named as proxies will vote:
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FOR the election of each of the nominees for director;

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FOR the proposal to authorize an increase in the number of shares of preferred stock that we are authorized to issue and a corresponding increase in the total authorized shares; and

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FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

Could other matters be decided at the annual meeting?
Other than the election of directors, the proposal to increase the number of shares of preferred stock that we are authorized to issue and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023, the Board knows of no other matters to be presented at the annual meeting. However, if you return your signed and completed proxy card or vote by telephone or on the Internet and any other business or matters properly come before the annual meeting, then the persons named as proxies in the form of proxy will vote the shares represented by each proxy in accordance with their judgment on such matters.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock.
Who will count the votes?
Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspector of election.

PROPOSAL FOR ELECTION OF DIRECTORS
(Proposal 1 on Proxy Card)
The Board of Directors currently consists of seven members, all of whom have been nominated to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The seven nominees have indicated that they are willing and able to serve as directors if elected. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors.
Directors and Executive Officers
The following table reflects our directors and executive officers as of the date of this proxy statement and an executive officer of our subsidiary, McEwen Copper Inc.:
Name	Age	Positions With the Company	Board Position Held Since
Robert R. McEwen	73	Chairman of the Board and Chief Executive Officer	2005
Allen V. Ambrose(1)(2)	66	Director	2012
Richard W. Brissenden(2)(3)	78	Director	2012
Robin E. Dunbar(1)(3)	64	Director	2017
Dr. Merri J. Sanchez(1)	60	Director	2022
William M. Shaver(2)	75	Interim Chief Operating Officer, Director	2021
Ian Ball(3)	41	Director	2022
Perry Ing	47	Interim Chief Financial Officer	—
Carmen Diges	52	General Counsel and Secretary	—
Stefan Spears	41	Vice President, Corporate Development	—
Michael Meding	49	Vice President, McEwen Copper Inc.	—

(1)
Member of the Compensation, Nominating & Corporate Governance Committee.

(2)
Member of the Environmental, Health & Safety Committee.

(3)
Member of the Audit Committee.

All of our directors named above except Mr. McEwen and Mr. Shaver are independent as defined under the NYSE Rules.
The following information summarizes the recent (at least five years) business experience of our officers and directors:
Our Directors
Robert R. McEwen.   Mr. McEwen became the Chairman of our Board of Directors and our Chief Executive Officer on August 18, 2005. Mr. McEwen was also Non-Executive Chairman of Lexam VG Gold Inc. (“Lexam”) from January 2011 to April 2017, at which time we completed the acquisition of Lexam.
He was Chief Executive Officer of US Gold Corporation from 2005 – 2012 (when the name was changed to McEwen Mining Inc.) and was also the President and Chief Executive Officer of Minera Andes Inc. from June 2009 until January 2012, when we completed the acquisition of that entity. He was the Chief Executive Officer of Goldcorp Inc. from June 1986 until February 2005 and the Chairman of that company from 1986 to October 2005. Goldcorp is engaged in the business of exploring for and producing gold and other precious metals and is now part of Newmont Corporation. Our Board believes that Mr. McEwen’s 30+ years of experience in the mining industry, and particularly the experience he developed by guiding Goldcorp from a start-up into a senior gold producer, provides him with the desired skills, attributes and qualifications to serve as a member of our Board.

Allen V. Ambrose.   Mr. Ambrose has over three decades of experience in the mining industry, including work with large companies as well as junior exploration companies. A founder of Minera Andes Inc., he was a director from November 1995 until its combination with McEwen Mining in January 2012. Mr. Ambrose also served as President and Chief Executive Officer of Minera Andes from 1995 until June 2009. Mr. Ambrose is presently semi-retired from the mining industry.
Mr. Ambrose has extensive experience in all phases of exploration, project evaluation and project management, and has worked as a geologic consultant in the United States (U.S.) and South America. As a consultant, he co-discovered a Venezuelan auriferous massive gold sulfide deposit acquired by Gold Reserve Corporation and known generally as the Brisas deposit. He formerly was employed as exploration manager for N.A. Degerstrom Inc., a U.S. contract mining company, and has worked as a geologist for Cyprus Minerals, Kidd Creek Mines, Molycorp, Boise Cascade and Denison Mines. He holds a B.Sc. in Geology from Eastern Washington University and attended graduate school. The Board believes that Mr. Ambrose’ experience as a geologist, significant understanding and experience with our Argentine assets, and knowledge of the mining industry provide the requisite skills and qualifications to serve as a member of our Board.
Richard W. Brissenden.   Mr. Brissenden is a Chartered Professional Accountant (Ontario) and a graduate of the Directors Education Program of the Institute of Corporate Directors with an ICD.D designation, with more than 30 years of experience in the mining and exploration sector. He is presently retired. From December 2013 until April 2018, Mr. Brissenden was a director of Banro Corporation, a Canadian gold mining company with securities traded on the Toronto Stock Exchange (“TSX”) and NYSE American, and served as its Chairman (May 2014 to January 2015; January 2016 to April 2018) and its Executive Chairman (January 2015 to December 2015). He also served as a director of Lexam from January 2011 until April 2017 when it was acquired by McEwen Mining. He previously served as a board member and executive of numerous companies in the mining and mineral exploration sector. The Board believes that Mr. Brissenden’s significant financial experience as a chartered professional accountant and member of numerous public company Audit Committees, as well as significant understanding of and experience in the mining industry, provides the requisite skills and qualifications to serve as a member of our Board.
Robin E. Dunbar.   Mr. Dunbar has been involved in the mining industry since 1996 following 14 years in commercial and corporate banking in Canada. He was a non-executive director of Lexam prior to our acquisition of that entity. Currently, he is President and Chief Executive Officer of Grid Metals Corp. (formerly Mustang Minerals Corp.), an Ontario corporation with securities traded on the TSX-V, a position he has held since 1998. Grid has base and precious metal development projects in Manitoba and Ontario.
He also served as the Chief Financial Officer and a director of Aquila Resources Inc., an Ontario corporation with securities traded on the TSX, a position he held from 2003 to 2014. Aquila owns exploration and development projects in Michigan and Wisconsin, in the US. From 2006 to 2015, he was a non-executive director of Western Areas Ltd, an Australian-based nickel producer with shares listed on the Australian Securities Exchange and exploration interests in North America, Europe and Asia. He received a B.A. from Western University and an M.B.A. from Dalhousie University. Our Board believes that Mr. Dunbar’s commercial banking and finance background, together with his experience in the mining industry, makes him an asset to our Board.
Dr. Merri J. Sanchez.   Dr. Sanchez was appointed to the Board of Directors effective February 25, 2022. She is a Technical Fellow with The Aerospace Corporation where she provides technical and strategic advice on matters concerning civil, commercial, and government spaceflight programs. She has more than 40 years of spaceflight engineering and operations experience. She previously served as the Chief Scientist of the U.S. Air Force Space Command, as a senior executive for the National Aeronautics and Space Administration, and as Senior Director of a commercial space company. She received a Bachelor of Science in Aerospace Engineering from Texas A&M University, a Master of Science in Physical Sciences (Planetary Geology) from the University of Houston — Clear Lake, a Master of Mechanical Engineering from the University of Houston, and a Doctor of Philosophy in Industrial Engineering (Human Factors) from the University of Houston. Our Board believes that Ms. Sanchez’s expertise in cutting edge science and technology as well as her experience in operations, engineering, safety, risk management and decision making for both human and robotic spaceflight makes her an asset to our Board.

William M. Shaver.   Mr. Shaver is a seasoned mining executive with over 50 years of management and executive experience in all facets of mine design, construction, and operations. In 1980, he was a founder of Dynatec Corporation, which became one of the leading contracting and mine operating groups in North America. In 2013, he was recognized as the Ernst and Young Entrepreneur of the Year for his devotion to bringing innovation to the mining industry. Most recently, he served as Chief Operating Officer of INV Metals from 2017 until its sale to Dundee Precious Metals in July 2021. He completed the Technician Program at the Haileybury School of Mines and is a Professional Engineer with a BSc in Mining Engineering from Queens University in Kingston. He is also a designated Independent Corporate Director, having received his ICD.D designation in 2019. His extensive technical knowledge and experience serving in various senior capacities with a wide variety of companies over his tenure provides him with the skills and qualifications to be the Chair of our Environmental Health and Safety Committee as well as a valuable board member.
Ian Ball.   Mr. Ball was elected to the Board of Directors at the 2022 annual meeting. He has spent the majority of his professional career in the mining and natural resource sector. In various executive and management roles, he has been involved in companies focused on precious metal exploration projects in North and South America. He most recently served as the President and CEO of Abitibi Royalties, Inc. a gold royalty company whose shares were quoted on the TSX-V, and Mr. Ball also served on the company’s board of directors. Mr. Ball joined Abitibi Royalties, Inc. in 2014 and served as an officer and director until 2021 when the company was acquired. Prior to his tenure at Abitibi Royalties, Inc., Mr. Ball served as the Company’s President and in other executive officer capacities in addition to officer roles for certain of its subsidiaries. He received a degree from Ryerson University and Durham College. Our Board believes that Mr. Ball’s significant experience in the mining and precious metal exploration industry, and particularly the experience he developed by leading Abitibi Royalties, Inc. and his prior tenure with the Company, provides him with the desired skills, attributes and qualifications to serve as a member of our Board.
Our Officers
In addition to Mr. McEwen and Mr. Shaver (see biography above), the following individuals serve as our executive officers as of the date of this proxy statement:
Perry Ing (Interim Chief Financial Officer).   Mr. Ing has served as Interim Chief Financial Officer of McEwan Mining since May 2022. Mr. Ing is an experienced mining executive who served as Chief Financial Officer of the Company from March 2008 until November 2015. After leaving the Company in 2015, Mr. Ing served as the Chief Financial Officer of Kirkland Lake Gold Inc. from November 2015 until November 2016 and as Chief Financial Officer of Mountain Province Diamonds Inc. from February 2017 to February 2022. Mr. Ing is also a director of Burin Gold Corp., a company with shares traded on the TSX Venture Exchange, and serves as the Chair of their Audit Committee. He is a Certified Public Accountant in the State of Illinois and Chartered Professional Accountant in the Province of Ontario and carries the designation of Chartered Financial Analyst.
Carmen Diges (General Counsel and Secretary).   Ms. Diges was appointed as General Counsel in August 2015. Since at least 2012, she has been in private practice as a partner or principal of various law firms based in Toronto, Canada. She holds a CFA Charter, a Master of Laws (Tax) from Osgoode Hall Law School, a Bachelor of Laws from Dalhousie Law School, as well as a Bachelor of Arts from the University of Toronto.
Stefan Spears (Vice President, Corporate Development).   Mr. Spears served as Vice President of Projects of the Corporation from 2008 to 2012. From 2012 to 2015, Mr. Spears founded and ran a manufacturing company that made parts for the metal casting industry. After selling that business in 2015, Mr. Spears rejoined the Company in the role of Special Projects with a focus on corporate development and was appointed as the Vice President of Corporate Development in 2019. Mr. Spears holds a B.Sc. degree in civil engineering from Queen’s University in Kingston, Ontario.
Michael Meding (Vice President, McEwen Copper).   Mr. Meding has served as the Vice President of McEwen Copper since February 2022. In that role, he is primarily responsible for the management of the Los Azules copper project being conducted by the Company’s majority owned subsidiary, McEwen Copper. Mr. Meding has over twenty years of international experience in the natural resources exploration and mining industries. Prior to joining McEwen Copper, from 2019 through 2021, Mr. Meding held various positions at Trafigura Group Pte. Ltd. (“Trafigura”), a multinational commodity trading company, including serving as the Chief Finance and Administration Officer for a joint venture project and serving in the role of Chief Finance and Administration Officer for another project. Prior to his tenure at Trafigura, from January 2018 through December 2018, Mr. Meding was the Managing Partner of XPND Medical SA, an international consulting company that focused, in part, on providing services to companies in the healthcare industry. In addition, Mr. Meding spent approximately seven years at Barrick Gold Corporation prior to his time with XPND Medical SA, and at Barrick Gold Corporation Mr. Meding served in various executive capacities (including in the role Chief of Staff, Chief Financial Officer and Senior Finance Manager) for the company or in project specific roles. Mr. Meding is trilingual (Spanish-English-German) and holds an MBA from Indiana University in Pennsylvania and an MBA from the Leipzig Graduate School of Management in Germany.
Our officers serve at the pleasure of the Board of Directors.
Vote Necessary to Approve Proposal 1
Directors are elected by a plurality of votes cast for the election of directors (i.e., the seven candidates receiving the highest number of votes will be elected to the Board of Directors), subject to our Majority Voting Policy. Our Board has adopted a Majority Voting Policy whereby any nominee for director in an uncontested election (i.e., an election in which the number of nominees does not exceed the number of directors to be elected) who receives a greater number of votes “withheld” from his or her election than voted “for” such election will tender his or her resignation for consideration by the Board. In such a circumstance, the Compensation, Nominating Corporate Governance Committee will recommend to our Board the action to be taken with respect to such offer of resignation. The Board is expected to act on such recommendation and disclose its decision within 90 days following the date of the annual meeting.
Shareholders do not have cumulative voting rights in the election of directors. You may vote for any or all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the director nominees listed above, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.
PROPOSAL FOR AN INCREASE IN AUTHORIZED SHARES OF PREFERRED STOCK
AND CORRESPONDING INCREASE IN TOTAL AUTHORIZED SHARES
(Proposal 2 on Proxy Card)
On April 28, 2023, the Board of Directors approved and adopted an amendment (the “Preferred Stock Amendment”) to Article IV of the Company’s Second Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation”), subject to approval and adoption by the Company’s shareholders, to authorize an increase in the total authorized shares of preferred stock to 10,000,000, and a corresponding increase to 210,000,000 in the total number of shares that the company is authorized to issue from time to time.
The adoption of the Preferred Stock Amendment would provide the Company with the flexibility to issue shares for financing and other business purposes in the future, including:

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acquisition and development of business opportunities;

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establishing strategic relationships;

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stock dividends;

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a shareholder rights plan; and

•
present and future employee benefit programs.

If this proposal is not approved by our shareholders, our Board of Directors will still consider the adoption of a rights plan, but the Company’s options in implementing that plan would be limited. In that event, we would be forced to utilize shares of our authorized but unissued Common Stock for that purpose, which would limit the amount of Common Stock that would be available for other important corporate purposes.

The Articles of Incorporation currently authorize the issuance of 200,000,002 shares, of which 200,000,000 are designated as Common Stock and two shares are designated as Preferred Stock. As of the date hereof, one share of the authorized Preferred Stock is designated as “Series A Special Voting Preferred Stock” and one share of the Preferred Stock is designated “Series B Special Voting Preferred Stock.” Each of the shares of Preferred Stock has been issued and, per the Articles of Incorporation, have been cancelled and retired. As a result, the Company has insufficient authorized shares of Preferred Stock available for future issuance.
The Preferred Stock Amendment that is proposed to be adopted by the shareholders in order to give effect to the foregoing increase in authorized but unissued Preferred Stock is set forth below in relevant portion below (including the existing provisions in Article IV of the Articles, which is proposed to be restated):
“A.   Classes of Stock.
“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 210,000,000 shares, of which (i) 200,000,000 shares, no par value, shall be Common Stock and (ii) 10,000,000 shares, no par value, shall be Preferred Stock.
B.   Common Stock.
(1)   Dividends.   Dividends in cash, property, or shares of the Corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the Corporation to the extent and in the manner permitted by law.
(2)   Distribution in Liquidation.   Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of Common Stock. The board of directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, in the manner permitted and upon compliance with limitations imposed by law.
(3)   Voting Rights; Cumulative Voting.   Each outstanding share of Common stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation.
C.   Preferred Stock.
Shares of Preferred Stock may be divided into such series as may be established, from time to time, by the board of directors. The board of directors, from time to time, may fix and determine the designation and number of shares of any series, the voting powers, if any, of the shares of such series and the relative, participating, optional or other rights and preferences of the shares of any series so established as to distinguish the shares thereof from the shares of all other series. The board of directors is also authorized, within limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any such series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such other series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such other series, including preferences with respect to any other series of Preferred Stock, in each case, so far as not inconsistent with the provisions of these Second Amended and Restated Articles of Incorporation, as amended, or the Act as then in effect. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.”
D.   Denial of Preemptive Rights.   No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.”
A copy of the proposed Preferred Stock Amendment is attached as Annex “A” and incorporated herein.

The term “blank check” is often used to refer to preferred stock, the creation and issuance of which is authorized by the shareholders in advance and the specific terms, rights and features of which may be determined by the board of directors from time to time. The authorization of blank check preferred stock, as is proposed in the Preferred Stock Amendment, would permit our Board to create and issue preferred stock from time to time in one or more series. Subject to the Articles of Incorporation as amended from time to time, and the limitations prescribed by law or by the rules of the New York Stock Exchange or other applicable rules or regulations, the Board would be expressly authorized, in its discretion, to adopt resolutions to issue preferred shares, to fix the number of preferred shares in any series and the designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including without limitation, dividend rights, dividend rates, terms of redemption, redemption prices, voting rights, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the shareholders. The Board would be required to make any determination to issue shares of preferred stock based on its judgment that doing so would be in the best interests of the Company and its shareholders.
The issuance of shares of Preferred Stock could affect the relative rights of the Company’s shares of Common Stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of Preferred Stock, as determined by the Board of Directors at the time of issuance, the holders of shares of Preferred Stock may be entitled to preferential dividends, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of Preferred Stock into shares of Common Stock or other securities, and voting rights which would dilute or otherwise adversely affect the voting control of the Company by the holders of shares of Common Stock. Depending on the particular terms of any series of the Preferred Stock, holders thereof may have significant voting rights including, for example, the right to separately elect members of the Board, even representing a majority of the Board. In addition, the terms of any series could provide for the special and separate approval of the holders of such shares of Preferred Stock, voting separately as a class or as a series, for the taking of certain corporate actions, such as mergers, other significant transactions or the issuance of shares of Common Stock or other securities.
In addition to the possible adoption of a shareholder rights plan, discussed below, the ability of our Board, without action from our shareholders, to issue undesignated preferred stock with voting or other rights could impede the success of any attempt to effect a change in control of our company. These provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Unless further shareholder approval is required for a proposed issuance of shares of Preferred Stock by NYSE Rules other applicable rules and regulations, the additional shares may be issued without the delay and costs associated with holding a special meeting of shareholders to obtain approval.
The Board of Directors has determined to consider the adoption of a shareholder rights, or “poison pill,” plan because it believes that such a plan may be in the best interests of the Company and its shareholders. At this time, the Board has not approved the adoption of any plan but is in the exploratory stage. If the Board determines to adopt such a plan, the availability of preferred stock would be useful to the implementation of such a plan. The Board’s determination to consider the adoption of such a plan is not in response to or in anticipation of any pending or threatened take-over bid, nor a desire to deter any particular take-over bid. The Board of Directors is not currently aware of any hostile takeover attempts directed at the Company. The Board is considering such a plan to ensure that the Company’s shareholders are treated fairly in the event any such bid to acquire control of the Company is made. A rights plan may also be useful in preserving the net operating losses that the Company currently has available to offset any future income.
A shareholder rights plan, if adopted and approved by the Board of Directors, would contain provisions that would be intended to give the Company’s shareholders adequate time to properly assess a take-over bid and to lessen pressure on the shareholders to tender their shares that may be encountered in connection with such take-over bid. The provisions of such a plan, if adopted, would trigger provisions that may make it more costly or time-consuming to acquire control of the Company. The issuance of shares could be used to dilute the stock ownership of a person or group seeking to obtain control of the company should the Board determine that the action of such person or group not to be in the best interest of the company’s shareholders. However, any such plan would in no way prohibit a take-over bid in a transaction that is deemed to be fair to and in the best interests of all of the shareholders. Any such plan would not be intended or expected to adversely affect the rights of existing shareholders to seek a change in management or to influence or promote action of management in a particular manner.
In addition to any shareholder rights plan that may be adopted, the issuance of Preferred Stock could make it more difficult or discourage an attempt to gain control of the company by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers favorable to the Board in opposing such action. In addition, the Board could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock on the election of some or all directors and on any merger, sale or exchange of assets or any other extraordinary transaction.
In the event that the Board of Directors determines that it is in the best interests of the shareholders to adopt a rights plan, the rights plan would be expected to remain in effect for a finite and relatively limited period of time (less than one year) and would require that the shareholders approve any extension of the plan beyond this limited period.
If this proposal is not approved, our financing alternatives and ability to pursue business opportunities, potentially integral to future growth and success, including new acquisition and development opportunities and strategic relationships, may be limited or may be more expensive because we do not have the flexibility provided by preferred stock.
In addition to the proposed amendment to add additional authorized shares of Preferred Stock and to increase the total authorized shares accordingly, we would also make other corresponding conforming changes to our Articles of Incorporation. These include the removal of the description of the Series A Special Voting Preferred Stock and the Series B Special Voting Preferred Stock, since those series of Preferred Stock are no longer necessary, and to change the subsection references in Article IV of the Articles of Incorporation accordingly.
The Preferred Stock Amendment, if approved by the shareholders, will become effective upon the filing of the Preferred Stock Amendment with the Secretary of State of the State of Colorado. We currently plan to file the Preferred Stock Amendment promptly after the annual meeting if this proposal is approved by shareholders.
Vote Necessary to Approve Proposal 2
The affirmative vote of a majority of the votes cast on the proposal at the annual meeting at which a quorum is present is required to approve the Preferred Stock Amendment. The Board of Directors recommends that you vote FOR Proposal 2, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.
PROPOSAL FOR RATIFICATION OF AUDITORS
(Proposal 3 on Proxy Card)
Our Audit Committee has appointed the firm Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ending December 31, 2023. The Board has directed that management submit the appointment of EY as our independent registered public accounting firm for ratification by our shareholders at the annual meeting. EY has served as our independent registered public accountant since April 2016.
Ratification of the appointment of EY as our independent registered public accounting firm by our shareholders is not required under our bylaws or otherwise. However, the Board is submitting this appointment to the shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment of EY, the Audit Committee will not be required to replace EY as our independent registered public accounting firm. In the event of such a failure, the Audit Committee and the Board will reconsider whether or not to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it believes that such a change would be in our and our shareholders’ best interest.

Neither EY, any of its members nor any of its associates, to the best of our knowledge, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of EY are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Vote Necessary to Ratify Proposal 3
The affirmative vote of a majority of the votes cast on the proposal (assuming a quorum is present) is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of appointment of the independent registered public accounting firm, and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.
DELINQUENT SECTION 16(a) REPORTS
To our knowledge, based solely upon a review of the copies of reports filed pursuant to Section 16(a) of the Exchange Act, all filing requirements under Section 16(a) applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were timely satisfied with respect to fiscal year 2022.
Under Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and applicable SEC rules, our directors, executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, are required to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and beneficial owners of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports that they file.
CORPORATE GOVERNANCE
Communications to the Board of Directors
Our Board of Directors maintains a policy of reviewing and considering communications from our shareholders and other interested parties. Any interested party who desires to contact the Board of Directors may do so by fax, telephone, electronic or regular mail addressed to the Board of Directors, c/o Carmen Diges, General Counsel and Secretary, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9, telephone (647) 258-0395, ext. 130, facsimile (647) 258-0408 or via e-mail to: directors@mcewenmining.com. Such communications can be sent to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the full Board. Our General Counsel will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report thereon to the non-management directors. The General Counsel will forward the communication to the intended recipient.
Our directors periodically review communications from shareholders and other interested parties and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. While we do not have a formal policy regarding attendance at annual meetings, directors are encouraged to attend the annual meeting of shareholders and receive communications directly from shareholders at that time. One of our directors then serving was unable to attend the 2022 annual meeting; otherwise all of our then serving directors and director nominees attended the 2022 annual meeting.
Board Leadership and Risk Oversight
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the status and direction of the Company and the membership of the Board. The Board has determined that at present, having the Company’s Chief Executive Officer serve as Chair is in the best interest of the Company’s shareholders. This structure makes the best use of Mr. McEwen’s extensive knowledge of the Company and the mining industry, as well as fostering greater communication between the Company’s management and the Board.
The Chair of the Audit Committee of the Board serves as the presiding director for any meeting of the non-management or independent members of our Board of Directors. See our website at www.mcewenmining.com/investor-relations/corporate-governance for additional information about our corporate governance.
Companies face a variety of risks, including financial reporting, legal, credit, liquidity, reputational and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee in order that we can prepare accordingly, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making.
The Board as a whole oversees risk management after receiving briefings provided by management and advisors, as well as its own analysis and conclusions, regarding the adequacy of the Company’s risk management processes.
Board Committees and Meetings
Our Board of Directors currently maintains a standing (i) Audit, (ii) Compensation, Nominating and Corporate Governance, and (iii) Environmental, Health & Safety Committee. During the year ended December 31, 2022, the Board of Directors met six times and took action by consent in lieu of a meeting on four other occasions. Effective on or about July 7, 2022, the composition of the directors serving on each of the Compensation Committee and the Nominating and Corporate Governance Committee overlapped in full, and thereafter those committees were combined. No director who served as such in 2022 attended less than 75% of the meetings held during 2022, including Committee meetings of which the director was a member.
Audit Committee
Our Audit Committee is comprised of Richard Brissenden (Chair), Robin Dunbar and Ian Ball. The Audit Committee, among other things, appoints and oversees the independent registered accounting firm that audits our financial statements and assists the Board with oversight of the integrity of our financial statements. The Audit Committee is responsible for reviewing the proposed scope, content and results of the audit performed by the auditors and any reports and recommendations made by them. The Audit Committee also oversees our financial reporting process and is responsible for drafting an annual report to be included in our proxy statement. All of the members of the Audit Committee are independent as defined under the NYSE Rules and Rule 10A-3 of the Exchange Act. The Audit Committee met five times during the last fiscal year. The written charter for the Audit Committee is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance.
Our Board of Directors has determined that Richard Brissenden, Chair of the Audit Committee, qualifies as an Audit Committee financial expert in that he has (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls over financial reporting; and (v) an understanding of Audit Committee functions. Mr. Brissenden acquired these attributes through experience in analyzing financial statements as a member of management of numerous other public companies; through his experience as a director and audit committee member for other public companies; and, through his formal education, including qualification as a Chartered Professional Accountant in the Province of Ontario, Canada and a graduate of the Director’s Education Program of the Institute of Corporate Directors with an ICD.D designation.

Audit Committee Report.   The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:
We have reviewed and discussed the audited consolidated financial statements of McEwen Mining Inc. for the year ended December 31, 2022 with management and have reviewed related written disclosures of Ernst & Young LLP (“EY”), our independent accountants for 2022, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, with respect to those statements. We have reviewed the written disclosures and the letter from EY required by regulatory and professional standards and have discussed with EY its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.
Fees for audit services and related expenses include fees associated with the annual audit, integrated audit of internal controls over financial reporting, reviews of our quarterly reports on Form 10-Q, and assistance with and review of documents filed with the SEC. The following table sets forth fees paid to EY for the years ended December 31, 2022 and December 31, 2021:
	2022	2021
Audit Fees	$899,807	$858,698
Audit-Related Fees	—	—
Tax Fees	204,465	—
All Other Fees	—	—
Total Fees	$1,104,272	$858,698
Tax Fees consisted of consulting fees related to filing the 2021 U.S. corporate tax returns.
It is the policy of the Audit Committee to engage the independent registered public accounting firm selected to conduct the financial audit for our company and to confirm, prior to such engagement, that such independent registered public accounting firm is independent of the Company. Also in keeping with its policy, all services of the independent registered public accounting firm reflected above were pre-approved by the Audit Committee.
Richard Brissenden (Chair and member)
Robin Dunbar (member)
Ian Ball (member)
Compensation, Nominating and Corporate Governance Committee
The Compensation, Nominating and Corporate Governance Committee combines the functions formerly served by the Compensation Committee and the Nominating and Corporate Governance Committee. As such, it is responsible for reviewing and approving the compensation of our executive officers and directors and our general compensation, benefits and perquisites policies and practices, including, without limitation, our incentive-compensation plans and equity-based compensation plans (in circumstances in which equity-based compensation plans are not subject to shareholder approval, such plans shall be subject to Committee approval). The Committee is also responsible for reviewing and approving the goals and objectives relevant to the compensation of our Chief Executive Officer and reviewing and making recommendations to the Board with regard to the compensation of our directors. The Committee may delegate to our Chief Executive Officer the responsibility for reviewing the compensation of our named executive officers other than the Chief Executive Officer. However, any recommendations by the Chief Executive Officer are submitted to, reviewed and approved by, the Committee.
The Committee is also responsible for periodically reviewing the size and composition of the Board and its committee structure, identifying individuals that it believes are qualified to become members of the Board based on criteria approved by the Board, recommending nominees to the Board for the next annual meeting of shareholders, overseeing new director orientation and training and recommending and reviewing the corporate governance principles applicable to our directors, officers and employees.

The Committee will consider director candidates nominated by shareholders in accordance with our Bylaws and will apply the same criteria to shareholder recommendations as it does to other nominees considered by the Committee. A shareholder who wishes to recommend a prospective director nominee should send a letter directed to the Compensation, Nominating and Corporate Governance Committee, c/o Carmen Diges, General Counsel, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9. Such letter must be signed and dated and submitted to us by the date mentioned in this proxy statement under the heading PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS. The following information must be included in or attached to the letter:
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name and address of the shareholder making the recommendation;

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proof that the shareholder was the shareholder of record, and/or beneficial owner of common stock as of the date of the letter;

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the name, address, resume of the recommended nominee and other information described in our Bylaws relating to the nominee, including all relationships which would be required in a proxy statement for which proxies are solicited; and

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the written consent of the recommended nominee to serve as a director if so nominated and elected.

Specific minimum qualifications for directors and director nominees which the Committee believes must be met in order to be so considered include management experience, exemplary personal integrity and reputation, sound judgment, and sufficient time to devote to the discharge of his or her duties.
If vacancies are anticipated or otherwise arise, the Committee considers candidates for director suggested by members of the Board, management, shareholders and other parties. The Committee evaluates new nominees based on criteria including, but not limited to, independence, diversity of experience compared to other directors, age, skills, experience, diligence, potential conflicts of interest, time availability, and if warranted, may interview the nominee in person or via the telephone. There are presently no differences in the manner in which the Committee evaluates nominees for director, whether the nominee is recommended by a shareholder or any other party.
The Committee is currently comprised of Allen Ambrose (who serves as Chair), Robin Dunbar, and Merri Sanchez. All of the directors presently serving on the Committee are independent as defined in the NYSE Rules. The Compensation Committee met once in 2022 before the combination, the Nominating and Corporate Governance Committee met once before the combination, and the combined Committee met two additional times during the last fiscal year. A current copy of the Compensation Committee Charter and the Nominating and Corporate Governance Committee Charter are available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance. The charters are reviewed annually and updated as necessary or appropriate.
Compensation Committee Report.   The Compensation, Nominating and Corporate Governance Committee is pleased to present the following Committee report:
We have reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based upon review of the discussions herein, the Compensation, Nominating and Corporate Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
Allen Ambrose (Chair and member)
Robin Dunbar (member)
Merri Sanchez (member)
Compensation Committee Interlocks and Insider Participation
No member of the Compensation, Nominating and Corporate Governance Committee served as an officer or employee of McEwen Mining during 2022 or was formerly an officer or employee of McEwen Mining or had any relationship requiring disclosure under the related party transaction rules promulgated by the SEC. We are not aware that any relationships existed during 2022 where any of our executive officers served as a member of the Compensation Committee of another entity whose executive officers served on our Board of Directors or Compensation, Nominating and Corporate Governance Committee or where any of our executive officers served as a director of another entity whose executive officers served on this Committee.
Environmental, Health & Safety Committee
The purpose of the Environmental, Health & Safety Committee is to assist the Board of Directors in fulfilling its oversight responsibilities including, but not limited to: establishing and reviewing environmental, health and safety policies; overseeing the management and implementation of systems necessary for compliance with the policies; monitoring the effectiveness of policies, systems and processes; monitoring trends; and, reviewing and monitoring the overall environmental, health and safety performance of McEwen Mining. The Committee consists of Messrs. William Shaver, who serves as Chair, Allen Ambrose and Richard Brissenden, and met four times during the last fiscal year.
A current copy of the Environmental, Health & Safety Committee Charter is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance. The charter is reviewed annually and updated as necessary or appropriate.
Board Diversity
The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Compensation, Nominating and Corporate Governance Committee annually reviews the individual skills and experience of the directors, as well as the composition of the Board as a whole, and strives to nominate individuals with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s businesses. This assessment includes consideration of independence, diversity, age, skills, expertise, time availability, and industry backgrounds in the context of the needs of the Board and the Company. The Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board.
Family Relationships
There are no family relationships among any of our directors, director nominees, or executive officers.
Other Corporate Governance
We maintain a Code of Business Conduct and Ethics and a set of Corporate Governance Guidelines. The Code of Business Conduct and Ethics is applicable to all directors, officers and employees, and sets forth our policies and procedures with respect to the conduct of our business. Some examples of conduct addressed in our ethics code include conflict of interest situations, anti-corruption, fair dealing with others, confidentiality, and compliance with laws and regulations. The Corporate Governance Guidelines further articulate how we will conduct ourselves through our Board of Directors and the qualifications and expectations for the Board. A current copy of these documents is available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation Discussion and Analysis
The individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2022, the individuals who were among our three most highly compensated executive officers serving as such as of the end of 2022 (who were not our principal executive officer and principal financial officer), and up to two individuals who would have been among our three most highly compensated executive officers but for the fact that those individuals were not serving as an executive officer at the end of 2022, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.
Overview of Compensation Philosophy, Objectives and Policies
Our goal in designing our executive and employee compensation is to achieve three principal objectives. First, the program is intended to be fully competitive so that we may attract, motivate and retain talented executives and key employees. Second, the program is intended to create an alignment of interests between our executives and key employees, on the one hand, and our shareholders, on the other, such that a portion of each executive’s or key employee’s compensation consists of awards of stock options or restricted stock grants. In this manner, if the price of our stock increases over time, our executive officers, key employees and our shareholders will benefit. The compensation program is designed to reward performance that supports our principles of building long-term shareholder value and may also recognize individual performance from time to time which the Compensation Committee believes contributes to the success of our company. Third, we believe our compensation program should reflect our corporate culture, which includes carefully managing operating expenses, including compensation, and rewarding executives and other employees in the event that McEwen Mining is successful. To promote this culture, our executives receive what we believe to be competitive base salaries and are eligible to receive bonuses in the event their performance merits such bonuses and McEwen Mining is successful in achieving its strategic targets. Executives may also earn significant gains from equity awards in the event of an increase in the price of our common stock. Our corporate culture also emphasizes teamwork, especially among our executive officers. To encourage teamwork, we structure executive compensation (particularly base salary and bonus amounts) at similar levels for similarly-situated members of our executive team. We do not believe our compensation program creates incentives for our employees to engage in risk-taking behavior that would likely have a significant adverse impact on our company.
Our shareholders overwhelmingly approved the compensation of our named executive officers at our 2022 annual meeting. Further, at that meeting, our shareholders agreed to hold the advisory vote on our executive compensation once every three years. As a result, we have not made any significant changes to our compensation philosophy or policies for 2023.
Elements and Mix of Compensation
Our present compensation structure for the named executive officers generally consists of salary and incentive compensation. The incentive component consists of a short-term cash portion and a long-term equity portion. We believe the present structure achieves our compensation objectives.
The compensation of our named executive officers is designed to be competitive so that we may attract and retain talented executives. Discretionary bonus compensation is designed to reward individual performance and recognize achievement of corporate objectives. The long-term equity portion of the compensation of the named executive officers is designed to align the interests of the executives and key employees with our shareholders by encouraging equity ownership through awards of stock options to executive officers and key employees and to motivate our named executive officers and other key employees to contribute to an increase in shareholder value. While equity ownership is highly encouraged, we do not presently have a policy that requires our named executive officers or directors to own shares of our stock.
We have adopted a policy for our employees, including our senior executive officers, and directors which prohibits short sales of our common stock (with the exception of such sales in connection with exercise of stock options), options trading, and hedging transactions with regard to our common stock. This policy applies whether or not the equity securities were acquired through our compensation program.

Determining Executive Compensation
Generally, the Compensation Committee (now, Compensation, Nominating and Corporate Governance Committee) meets in January each year to review and recommend to the Board the level of compensation for the named executive officers and key employees for the current year. In establishing our executive compensation, the Compensation Committee consults with our senior management, including our Chief Executive Officer. Our Chief Executive Officer reports to the Committee regarding the individual performance of the other named executive officers. Additionally, the Committee considers recommendations from the named executive officers regarding incentive compensation for key employees who report to that executive officer. The Board also reviews compensation in December and considers cash bonuses at that time as it can review the performance of relevant individuals for the prior fiscal year.
Our consideration of base salary for the named executive officers has traditionally been based upon a review of broad-based information obtained from third parties to obtain an understanding of current compensation practices.
With regard to the other named executive officers, our Chief Executive Officer recommends the form and amount of compensation that he deems appropriate for the respective individuals. He believes that the base salary of the named executive officers should be competitive and should be augmented with discretionary cash bonuses. He believes that the base salary should generally be within the range of perceived peers for comparable positions, but in the lower percentile of those peers, and in line with our status as a relatively smaller metal producer.
The Compensation Committee, in establishing compensation for 2022, did not target a specific percentile in the perceived range of comparative information for each individual executive or for each component of compensation. Instead, the Compensation Committee structured a total compensation package in view of the perceived information and such other factors specific to the executive, including level of responsibility, prior experience, expectations of future performance and our corporate culture. The Compensation Committee uses its judgment in identifying comparative information.
As discussed in more detail below, in 2022, each executive received compensation comprised of a base salary, and was eligible for an equity award. The amount of compensation allocated to each element of compensation is determined on a case-by-case basis. We do not have a specific policy for allocating between long-term and currently paid-out compensation, or policies for allocating between cash and non-cash compensation.
Cash bonuses are a form of short-term incentive compensation which may be recommended by the Compensation Committee in its discretion, based on individual and overall company performance. There is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives. The Compensation Committee, with recommendations from the Chief Executive Officer, determines and recommends the amounts and timing of any bonus awards.
The long-term equity compensation component of our compensation program is comprised of stock option awards and makes up a significant part of our named executive officers’ compensation package. Under our Equity Incentive Plan, we are authorized to issue incentive and non-qualified stock options, to make grants of stock and award grants of restricted stock to the officers, directors and key employees of our company, including the named executive officers. Effective January 2010, the Board adopted a policy that requires all stock options awarded be subject to a minimum vesting period of three years beginning one year from the date of grant. The stock options are priced at or above the closing market price of our common stock on the grant date, which is the date the Board approves the award, unless circumstances such as non-public material information require a later date. The Committee also takes into consideration the potential tax consequences to the recipient and to our company when determining the form of award. Due to our status as a smaller producer, and our need to conserve working capital to reinvest in our business, our compensation structure is weighted more toward performance bonuses and/or equity compensation and less toward base salary.
Specific Compensation Decisions
During 2022, Robert McEwen, our Chief Executive Officer, was paid a salary of $1, which has been his salary since 2017. Prior to that time, for the entire time he has served as our Chief Executive Officer, he has declined any salary. Mr. McEwen refused any salary to demonstrate his alignment with the interest of the other shareholders of our company.
Our remaining executive officers received base salaries during 2022 in accordance with their respective written employment agreements or as otherwise agreed with our company. The Compensation Committee believes that these base salaries were appropriate in light of each of those officer’s area of responsibility and level of experience and was reasonable in the industry based on information possessed by members of the Committee from experience within our industry. There were no changes to the base salaries of any named executive officer during 2022. However, certain of our officers, including Mr. Ing and Mr. Shaver, have agreed to defer payment of their salaries and are expected to receive shares of stock to satisfy deferred amounts.
In fiscal year 2022, our Board of Directors determined, based on the recommendation of our Chief Executive Officer and taking into account our working capital and our results of operation, no cash bonuses were awarded to any of our named executive officers.
We do not use a formula or set a timeline in determining the amount of equity awards for our named executive officers. Instead, the Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, the amount of stock- based equity compensation already held by the executive, the performance of our common stock, the estimated value of the equity awards, non-equity compensation received by the executive, and the total number of shares to be granted to participants during the year. In view of the overwhelming support that we received from the advisory vote on our executive compensation at our 2022 annual meeting, we did not make any material changes to our compensation policies, programs or decisions for 2022.
Additional benefits provided to executive officers and key employees as part of their compensation packages include health, life and disability insurance. To the extent the named executive officers participate in these programs, they do so generally on the same basis as our other employees. Our named executive officers do not receive perquisites and we do not maintain any non-equity incentive plans or deferred compensation plans.
Summary Compensation Table
The following table sets forth the total compensation paid by us during the last three completed fiscal years to our named executive officers:
	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert R. McEwen Chairman and Chief Executive Officer	2022	1	—	—	—	3,585	3,586
	2021	1	—	—	—	3,705	3,706
	2020	1	—	—	203,232	3,460	206,693
Anna Ladd-Kruger Former Chief Financial Officer(4)(8)	2022	118,636	—	—		6,814(11)	125,450
	2021	254,817	—	—	43,213	12,338(11)	310,368
	2020	58,715	—	—	81,293	2,599(11)	142,607
Perry Ing Interim Chief Financial Officer(5)	2022	230,743(1)	—	—	—	—	230,743
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
Peter Mah Former Chief Operating Officer(6)(8)	2022	144,008	—	—	—	8,404(11)	152,412
	2021	310,558	—	—	—	13,228(11)	323,786
	2020	178,896	—	—	145,860	7,959(11)	332,715
William Shaver Interim Chief Operating Officer(7)	2022	287,140(1)	—	—	—	—	287,140
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—

	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Stephen McGibbon Former Executive Vice President, Exploration(8)(9)	2022	239,266	—	—	—	14,364(11)	253,630
	2021	177,545	—	—	86,426	6,587(11)	270,558
	2020	—				—	—
Michael Meding Vice President, McEwen Copper(8)(10)	2022	198,423	—	—	—	1,974(11)	200,397
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—

(1)
Represents amounts earned and accrued in 2022 for services rendered. Such amounts are anticipated to be paid in 2023 in the form of stock awards.

(2)
Calculated using the Black-Scholes option pricing model. Please see Note 13 to the consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2022 for a description of certain assumptions made in connection with the valuation of these option awards.

(3)
Amounts paid to the named executive officers represent payment or reimbursement for life insurance, health benefits, and travel unless otherwise stated.

(4)
Ms. Ladd-Kruger was appointed Chief Financial Officer effective September 29, 2020 and served in that capacity until May 27, 2022.

(5)
Mr. Ing was appointed interim Chief Financial Officer effective June 6, 2022.

(6)
Mr. Mah was appointed Chief Operating Officer effective April 2, 2020 and served in that capacity until June 3, 2022.

(7)
Mr. Shaver was appointed interim Chief Operating Officer effective June 6, 2022.

(8)
Ms. Ladd-Kruger and Messrs. Mah, McGibbon and Meding are, or were, paid in Canadian dollars (C$). The compensation reflected for them in the Summary Compensation Table has been converted to U.S. dollars using the average exchange rate for the applicable years as published by the Bank of Canada. For 2022 the average exchange rate was $0.7685 to C$1.00; for 2021, the average exchange rate was $0.7963 to C$1.00; and for 2020, the average exchange rate was $0.7454 to C$1.00.

(9)
Mr. McGibbon was appointed Executive Vice President of Exploration effective April 10, 2021 and served in that capacity until December 31, 2022.

(10)
Mr. Meding was appointed Vice President of McEwen Copper on February 11, 2022.

(11)
Includes amounts contributed by the Company under a company-sponsored defined contribution plan.

Employment Agreements
The named executive officers received salary as provided by the terms of their respective employment agreements or as otherwise agreed with the Company. None of the current named executive officers other than Messrs. Ing, McGibbon and Meding have written employment agreements with us. Ms. Ladd-Kruger and Mr. Mah, who are disclosed as named executive officers but no longer employed by the Company, also had employment agreements.
On October 2, 2020, we entered into an offer letter of employment (the “Offer Letter”) with Anna Ladd-Kruger, our former Chief Financial Officer. Ms. Ladd-Kruger resigned from her position effective May 27, 2022. Ms. Ladd-Kruger was paid a salary of C$320,000 per year and was entitled to participate in all employee benefit plans consistent with other senior executives of the Company. Ms. Ladd-Kruger was also entitled to earn a performance bonus in the discretion of the Compensation Committee of the Board of Directors based on achievement of certain key performance indicators. The target for this bonus was 60% of Ms. Ladd-Kruger’s annual salary. In addition to her cash compensation, Ms. Ladd-Kruger was granted an option to purchase 20,000 shares of the Company’s common stock with an exercise price equal to $12.50 per share, all of which were subsequently forfeited.

Effective April 6, 2020, we entered into an employment letter (the “Employment Agreement”) with our former Chief Operating Officer, G. Peter Mah, describing the terms of his employment with the Company. Mr. Mah resigned his position with the Company effective June 3, 2022. Pursuant to the terms of the Employment Agreement, Mr. Mah was paid a salary of C$390,000 per year and was entitled to participate in all employee benefit plans consistent with other senior executives of the Company; provided, however, that Mr. Mah was paid C$195,000 on an annual basis until June 30, 2020, due to travel restrictions related to COVID-19. Mr. Mah was also entitled to earn a performance bonus in the discretion of the Compensation Committee of the Board of Directors of the Company. In addition to his cash compensation, Mr. Mah was granted an option to purchase 30,000 shares of the Company’s common stock with an exercise price equal to $8.10 per share pursuant to the Employment Agreement. Mr. Mah also received a discretionary grant of options to purchase an additional 10,500 shares of common stock at a price of $12.50 per share in September 2020. All of these options have been forfeited following Mr. Mah’s resignation.
On April 8, 2021, we entered into an employment agreement with Stephen McGibbon. As stated in the agreement, he is entitled to receive a base annual salary of C$310,000 and entitled to participate in all employee benefit plans accordingly with other senior executive officers of our company. If Mr. McGibbon is terminated without cause, he would be entitled to the greater of (i) three weeks’ notice for the first year of employment, plus an additional three weeks’ notice for every completed year thereafter, to a maximum of twelve weeks, or pay in lieu of such notice, or (ii) his minimum entitlement under the Ontario Employment Standards Act, 2000, as amended (the “ESA”). If we terminate his employment without cause following a change in control of the company (as such term is defined in the Employment Agreement), we would be obligated to pay him an amount equal to 24 months of salary, plus his target bonus and required benefits.
Mr. McGibbon received an initial grant of 20,000 stock options in accordance with the term of the Company’s Equity Incentive Plan and Grant Agreement at an exercise price of $12.10 per share. Further to Mr. Gibbon’s agreement, he is eligible to receive an annual bonus of up to 60% of his base salary, payable in cash or stock of the company at a time in the amount as determined by the Board in its sole discretion.
Effective May 15, 2022, we entered into a consulting agreement with Perry Ing, our interim Chief Financial Officer (“Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Ing (through his wholly-owned entity, 2085594 Ontario Inc.) agreed to serve as a consultant to the Company and is paid $1,500 per day, not to exceed $75,000 during the initial three month term of the Consulting Agreement. The terms of the Consulting Agreement have been continued for the duration of Mr. Ing’s tenure. Mr. Ing serves as an independent contractor and therefore is not entitled to any severance or other benefits from the Company.
On February 4, 2022, McEwen Copper Inc., a controlled subsidiary of the Company, and Michael Meding entered into an employment agreement. Mr. Meding is entitled to receive an annual base salary of C$300,000 for a fixed term of two years and entitled to participate in all employee benefit plans of McEwen Copper Inc. If Mr. Meding is terminated by us without cause during the term of his employment, he would be entitled to the greater of (i) three weeks’ notice for the first year of employment, plus an additional one week’s notice for every completed year thereafter, to a maximum of twelve weeks, or pay in lieu of such notice, or (ii) his minimum entitlement under the ESA. If we terminate his employment without cause following a change in control of McEwen Copper Inc. (as such term is defined in the Employment Agreement), we would be obligated to pay him an amount equal to 12 months of salary and required benefits shall be continued for the minimum period required under the ESA.
Mr. Meding is entitled to receive 40,000 stock options in McEwen Copper Inc. to be issued and price to be finalized. Further to Mr. Meding’s agreement, he is eligible to receive an annual bonus of up to 35% of his base salary, at a time in the amount as determined by the Board in its sole discretion.
GRANTS OF PLAN BASED AWARDS
There were no grants of plan-based awards under our Equity Incentive Plan to any named executive officer during the year ended December 31, 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The outstanding equity awards for each of our named executive officers as of December 31, 2022 are as follows:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robert R. McEwen	33,333	16,667	—	12.5	9/28/2025	—	—	—	—
Stephen McGibbon	6,667	—	—	12.1	8/08/2026	—	—	—	—

(1)
All options vest in equal installments over three years beginning on the first anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED
There were no options exercised or stock vested by or on behalf of any of any of our named executive officers during the year ended December 31, 2022.
NON-QUALIFIED DEFERRED COMPENSATION
None of our named executive officers participated in or had account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us during fiscal year 2022.
CEO PAY RATIO
As mandated by SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our Chief Executive Officer (“CEO”), Robert R. McEwen, to the annual total compensation of our median employee.
In accordance with the methodology set forth below, we have determined that the 2022 annual total compensation of the median employee who was employed as of December 31, 2022, excluding the CEO, was $43,646. Our CEO’s annual total compensation for 2022, as reported in the Summary Compensation Table above, was $3,586. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees other than the CEO was 12 to 1. This pay ratio is a reasonable estimate calculated in accordance with SEC rules.
We selected December 31, 2022 as the date on which to determine our median employee. As of that date, our employee population consisted of 520 individuals working at the Company or any of our wholly- owned subsidiaries. To identify the median employee:
•
We used a cash compensation measure consistently applied to all employees, which included each employee’s gross earnings, consisting of cash base salary or wages plus overtime and cash bonus paid under our short-term incentive plan. We also consistently excluded non-cash compensation, such as non-cash bonus.

•
For employees that partially worked during the 2022 year, we annualized the compensation received but did not adjust for part-time status.

•
The cash compensation for our employees was derived from our payroll records and from payroll records maintained by our wholly-owned subsidiaries, in each case, for the period from January 1, 2022 through December 31, 2022. For payroll records held in a foreign currency, we used the average foreign exchange rate to the U.S. dollar, reported by the Federal Reserve or the national bank of the country, for the period from January 1, 2022 through December 31, 2022.
After identifying the median employee, we determined such employee’s annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required by SEC rules. This calculation is the same calculation used to determine total compensation for purposes of the 2022 Summary Compensation Table with respect to each of the named executive officers.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices (including compensation of the CEO) or regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.
PAY VERSUS PERFORMANCE
As required by and in accordance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following disclosure summarizes the relationship between executive compensation actually paid by the Company and our financial performance over the last three years:
					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON
	SUMMARY COMPENSATION TABLE TOTAL FOR PEO(1)	COMPENSATION ACTUALLY PAID TO PEO(1)	AVERAGE SUMMARY COMPENSATION TABLE FOR NON-PEO NEOS(2)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS(2)	TOTAL SHARE- HOLDER RETURN	PEER GROUP TOTAL SHARE- HOLDER RETURN(3)	NET INCOME(4) (MILLIONS)	AISC PER OUNCE(5)
2022	$3,586	$(69,110)	$336,661	$284,322	$46.14	$109.14	$(81.08)	$1,687.88
2021	$3,706	$(46,710)	$280,593	$235,417	$69.80	$123.37	$(56.71)	$1,634.69
2020	$206,693	$175,377	$285,439	$265,340	$77.56	$104.40	$(152.33)	$2,077.47

(1)
In his capacity as Chief Executive Officer, Mr. McEwen is included as our Principal Executive Officer (“PEO”) for 2022, 2021, and 2020. See the Summary Compensation Table Total versus Compensation Actually Paid Reconciliation Table below for additional details.

(2)
In 2022, the Non-PEO NEOs comprises Mr. Ing (prorated based on June 6, 2022 Interim CFO start date), Mr. Shaver (prorated based on June 6, 2022 COO start date), Mr. McGibbon, Mr. Meding (prorated based on February 11, 2022 start date), Ms. Ladd-Kruger (prorated based on June 3, 2022 CFO end date) and Mr. Mah (prorated based on June 3, 2022 COO end date). In 2021, the Non-PEO NEOs comprises Ms. Ladd-Kruger, Mr. Mah, Mr. McGibbon (prorated based on April 10, 2021 start date), Mr. Wallin (prorated based on April 12, 2021 hire date), Mr. Woolfenden (prorated based on March 23, 2021 end date) and Mr. Iaboni (prorated based on January 22, 2021 end date). In 2020, the Non-PEO NEOs comprises Ms. Ladd-Kruger (prorated based on September 29, 2020 CFO start date), Mr. Mah (prorated based on April 2, 2020 COO start date), Ms. Verli (prorated based on July 28, 2020 CFO end date), Mr. Woolfenden, Mr. Stewart (prorated based on March 18, 2020 COO end date), Mr. Guerard (prorated based on August 21, 2020 end date) and Mr. Iaboni.

(3)
Peer Group TSR comprises the NYSE Composite Index.

(4)
Represents Company Net Income as disclosed in the Company’s Annual Report on Form 10-K for the respective years.

(5)
All-in sustaining costs (AISC) per ounce is a US Non-GAAP measure.

Reconciliation Table
		PEO			OTHER NEO AVERAGE
ADJUSTMENTS(1)		2022	2021	2020	2022	2021	2020
Summary Compensation Table Total		$3,586	$3,706	$206,693	$336,661	$280,593	$285,439
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	(−)	$—	$—	$—	$—	$—	$—
Deduction for amounts reported in “Option Awards” column of the Summary Compensation Table	(−)	$—	$—	$203,232	$—	$28,642	$46,038
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	(+)	$—	$—	$171,916	$86,314	$24,283	$33,094
Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY	(+)	$—	$—	$—	$—	$—	$—
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	(+)	$(72,696)	$(50,416)	$—	$(2,090)	$(12,656)	$(7,155)
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	(+)	$—	$—	$—	$—	$—	$—
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions	(−)	$—	$—	$—	$50,249	$28,161	$—
Addition in respect of any dividends accrued or other earnings paid during applicable FY prior to vesting date of underlying award	(+)	$—	$—	$—	$—	$—	$—
Addition of incremental fair value of in respect of any options or SARS modified during the FY	(+)	$—	$—	$—	$—	$—	$—
Deduction for values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table	(−)	$—	$—	$—	$—	$—	$—
Addition for the Service Cost attributable to services rendered during the FY	(+)	$—	$—	$—	$—	$—	$—
Addition for the prior Service Cost in respect of a plan amendment or initiation during the FY	(+)	$—	$—	$—	$—	$—	$—
Compensation Actually Paid		$(69,110)	$(46,710)	$175,377	$284,322	$235,417	$265,340

(1)
Equity valuations have been calculated in accordance with the requirements for Compensation Actually Paid. Adjustment for Option Awards represents the sum of changes in fair value during the fiscal year. The fair market value of stock options is determined with the Black-Scholes model. The Black-Scholes model is further described in Note 13 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Relationship Between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” (“CAP”) to our PEO and the average for our non-PEO NEOs in 2020, 2021 and 2022 relative to (i) AISC per ounce, (ii) the total shareholder return of our common stock, and (iii) our net income.

$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
Compensation Actually Paid
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Total Shareholder Return
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO NEOs
Total Shareholder Return

$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
Compensation Actually Paid
$0M
-$20M
-$40M
-$60M
-$80M
-$100M
-$120M
-$140M
-$160M
Net Income
2020
2021
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to non-PEO NEOs
Net Income

Financial Performance Measures
The Company’s performance metric targets include the following:

•
All-in Sustaining Costs (AISC)

•
Reserve/Resource Replacement Ratio

•
Production Actuals vs Guidance

DIRECTOR COMPENSATION
In November 2005, we established a compensation program for our non-executive directors, which provides cash payments to those directors in addition to long-term incentive equity awards. In 2022, directors received fees of $40,000 annually for their service and additional amounts for Committee service. The Committee service amounts range from $2,000 to $10,000 annually, depending on the Committee and whether the individual takes on additional responsibility as Chair. The directors may also receive cash bonuses from time to time in circumstances where they serve on special committees or undertake additional activities in addition to their usual duties. The compensation received by our directors for the year ended December 31, 2022 is as follows:
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards($)	Incentive Plan Compensation	All Other Compensation	Total ($)
Allen Ambrose	45,000	—	—	—	—	45,000
Michele Ashby	22,500	—	—	—	—	22,500
Merri Sanchez	30,000	—	—	—	—	30,000
Donald Quick(2)	16,494	—	—	—	—	16,494
Gregory Fauquier(2)	9,075	—	—	—	—	9,075
Ian Ball(2)	16,935	—	—	—	—	16,935
Michael Stein(2)	17,184	—	—	—	—	17,184
Richard Brissenden(2)	40,446	—	—	—	—	40,446
Robin Dunbar(2)	32,595	—	—	—	—	32,595
William Shaver(2)(3)	27,862	—	—	—	—	27,862

(1)
Mr. McEwen is omitted from this table because he did not receive separate compensation in 2022 for service as a director.

(2)
Compensation paid in Canadian dollars. The compensation reflected in the Director Compensation Table has been converted to U.S. dollars using the 2022 average exchange rate of $0.7685 to C$1.00 published by the Bank of Canada.

(3)
Excludes compensation paid as Interim Chief Operating Officer. See “Summary Compensation Table.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Procedures and Policies
We consider “related party transactions” to be transactions between our company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.
The Audit Committee is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors (as defined in the NYSE Rules) is appointed by the Board of Directors. Policies and procedures for related party transactions are set forth in our Corporate Governance Guidelines and Audit Committee Charter, both of which are available on our website at http://www.mcewenmining.com/investor-relations/corporate-governance.
Transactions with Related Parties
Secured Credit Agreement:   On August 10, 2018, we completed a $50.0 million Secured Term Credit Agreement (“Credit Agreement”) with certain lenders. On June 25, 2020, the Credit Agreement was amended to, among other things, substitute a new lender and administrative agent and extend the due date of principal payments under the Agreement. An entity over which Mr. McEwen exercises voting and investment control participated as a lender for $25.0 million of the total $50.0 million term loan under the terms of the Credit Agreement. During the year ended December 31, 2022, we paid the affiliated entity $2.4 million in interest. The loan made by the affiliate of Mr. McEwen is on the same terms and conditions as the loan made by the unaffiliated third parties.
Subsequent Loan by McEwen Affiliate:   On March 31, 2022, we borrowed an additional $15 million from the affiliate of Mr. McEwen in the form of an unsecured note. The note bears interest at the rate of eight percent per year, payable monthly, and is due and payable in full September 30, 2025. During the year ended December 31, 2022, we paid the affiliate $0.9 million in interest.
Legal Services:   During the year ended December 31, 2022, legal fees of $0.4 million were incurred with REVlaw, a company owned by Carmen Diges, General Counsel of the Company. The services of Ms. Diges as General Counsel and other attorneys are provided by REVlaw. Ms. Diges has agreed to defer the payment of certain amounts owed and is expected to accept shares in lieu of cash payments.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of April 28, 2023, there were a total of 47,427,584 shares of our common stock outstanding.
The following table describes the beneficial ownership of our voting securities as of April 28, 2023, by: (i) each of our named executive officers and directors; (ii) all of our executive officers (whether or not named executive officers) and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. In calculating the percentage ownership for each shareholder, we assumed that any options or warrants owned by an individual and exercisable within 60 days are exercised, but not the options or warrants owned by any other individual. Unless otherwise stated, all ownership is direct and the address of each individual or entity is the address of our executive office, 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.
	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Footnote Reference	Percentage
Robert McEwen** (includes shares held by 2190303 Ontario Inc.)	8,252,100	(1)(3)	17.4%
2190303 Ontario Inc	8,183,487	—	17.3%
Allen Ambrose	60,113	(1)(4)	*
Richard Brissenden	12,500	(1)(4)	*
Robin Dunbar	15,927	(1)(5)	*
Merri Sanchez	0	(1)	*
William M. Shaver	0	(1)(6)	*
Ian Ball	0	(1)	*
Perry Ing	0	(1)	*
Anna Ladd-Kruger	5,000	(2)	*
G. Peter Mah	3,157	(2)	*
Stephen McGibbon	6,666	(2)(7)	*
Michael Meding	0	(1)
All officers and directors as a group (12 persons)	8,286,850	(8)	17.4%

*
Less than one percent.

(1)
Officer or Director.

(2)
Former officer or director.

(3)
Includes (i) 35,280 shares owned by the reporting person’s spouse, of which he disclaims beneficial ownership; (ii) 8,183,487 shares owned by 2190303 Ontario Inc., an Ontario corporation, over which shares the reporting person exercises sole voting and investment control; and (iii) 33,333 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(4)
Includes 12,500 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(5)
Includes 1,523 shares held by a corporation over which the reporting person has sole voting and investment power. Also includes 12,500 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(6)
Includes 3,333 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(7)
Includes 6,666 shares underlying stock options which are exercisable within 60 days of the date of this proxy statement.

(8)
Includes 80,000 shares underlying stock options which are exercisable within 60 days of the date of this prospectus.

Changes in Control
We know of no arrangement or events, including the pledge by any person of our securities, which may result in a change in control of our company.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Set out below is information as of December 31, 2022 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price per share of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	447,787	$13.81	1,600,418
TOTAL	447,787	$13.81	1,600,418
The number of securities shown in the table above as remaining available for future issuance is net of securities previously issued and exercised.
PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS
We anticipate that the next annual meeting of shareholders will be held in June 2024. Any shareholder who desires to submit a proposal for inclusion in the proxy materials related to the next annual meeting of shareholders must do so in writing in accordance with our Amended and Restated Bylaws, and it must be received at our principal executive offices no later than January 9, 2024 in order to be considered for inclusion in the proxy statement for the 2024 annual meeting of shareholders. Shareholders who intend to present a proposal at the 2024 annual meeting of shareholders without including such proposal in the 2024 proxy statement must provide us with a notice of such proposal no sooner than March 1, 2024 and no later than March 31, 2024 (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after June, 29, 2024, notice by the shareholder must be so delivered, or mailed and received, not less than ninety (90) nor more than one hundred twenty (120) calendar days before the 2024 annual meeting, or not more than ten (10) calendar days following the day on which public announcement of the date of the 2024 annual meeting is first made by us). For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the

Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 30, 2024 and must also comply with all other requirements of Rule 14a-19 under the Exchange Act.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.
Our common stock is listed on the NYSE and the TSX under the symbol “MUX.”
ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2022, including financial statements and schedules, and copies of any of the exhibits referenced therein, are available to shareholders without charge upon written request to Carmen Diges, General Counsel and Secretary, at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.
OTHER MATTERS
The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.
By Order of the Board of Directors

DATE: May 8, 2023	ROBERT R. MCEWEN Chairman and Chief Executive Officer

ANNEX A
Form of Amendment to the Second Amended and Restated
Articles of Incorporation of McEwen Mining Inc., as Amended

ARTICLES OF AMENDMENT TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, OF MCEWEN MINING INC.
Pursuant to Section 7-110-103 of the Colorado Business Corporation Act, McEwen Mining Inc., a Colorado corporation (the “Corporation”), adopts the following Articles of Amendment to its Second Amended and Restated Articles of Incorporation, as amended (the “Articles”) and hereby certifies as follows:
1.
The name of the Corporation is MCEWEN MINING INC.

2.
The board of directors of the Corporation duly approved the following amendment to the Articles and recommended it for approval by the shareholders of the Corporation on April 28, 2023 and the shareholders of the Corporation duly approved said amendment on June 29, 2023.

3.
Article IV of the Corporation’s Articles is hereby amended and restated to read in its entirety as follows:

CAPITAL
A.   Classes of Stock.   The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 210,000,000, of which (i) 200,000,000 shares, no par value, shall be Common Stock, and (ii) 10,000,000 shares, no par value, shall be Preferred Stock.
B.   Common Stock.
(1)   Dividends.   Dividends in cash, property, or shares of the Corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the Corporation to the extent and in the manner permitted by law.
(2)   Distribution in Liquidation.   Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of Common Stock. The board of directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, in the manner permitted and upon compliance with limitations imposed by law.
(3)   Voting Rights; Cumulative Voting.   Each outstanding share of Common stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation.
C.   Preferred Stock.   Shares of Preferred Stock may be divided into such series as may be established, from time to time, by the board of directors. The board of directors, from time to time, may fix and determine the designation and number of shares of any series, the voting powers, if any, of the shares of such series and the relative, participating, optional or other rights and preferences of the shares of any series so established as to distinguish the shares thereof from the shares of all other series. The board of directors is also authorized, within limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any such series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such other series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such other series, including preferences with respect to any other series of Preferred Stock, in each case, so far as not inconsistent with the provisions of these Second Amended and Restated Articles of Incorporation, as amended, or the Act as then in effect. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

A-1

D.   Denial of Preemptive Rights.   No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.
4.
The remainder of the Articles shall remain unchanged and in full force and effect.

5.
The effective date of these Articles of Amendment shall be the date of filing with the Colorado Secretary of State.

[Signature Page Follows]

A-2

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this        day of             2023.
MCEWEN MINING INC.
By:
	Name:	Carmen Diges
	Title:	General Counsel and Secretary
Signature Page to Articles of Amendment

000001 MMMMMMMMM ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/MUX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MUX Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, AND “FOR” PROPOSALS 2 AND 3. + 1. ELECTION OF DIRECTORS: 01 - ROBERT R. MCEWEN 02 - ALLEN V. AMBROSE 03 - IAN BALL 04 - RICHARD W. BRISSENDEN 05 - ROBIN E. DUNBAR 06 - MERRI SANCHEZ 07 - WILLIAM SHAVER Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees 01 02 03 04 05 06 07 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain 2. To adopt an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the number of shares of preferred stock authorized to be issued from 2 to 10,000,000 and to increase the total authorized shares accodingly. 3. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. 4. Other Business To transact such other business as may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 U P X 5 7 7 5 5 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

The 2023 Annual Meeting of Shareholders of McEwen Mining Inc. will be held on Thursday, June 29, 2023 at 2:00 p.m. ET, virtually via the internet at www.meetnow.global/MMHG65D. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MUX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — McEwen Mining Inc. + THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, having duly received the Notice of Annual Meeting and the proxy statement dated May 8, 2023, hereby revokes any and all proxies previously granted and appoints Robert R. McEwen and Carmen L. Diges or either of them, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated herein, all shares of common stock of McEwen Mining Inc. held of record by the undersigned on April 28, 2023, at the Annual Meeting of Shareholders to be held on June 29, 2023 at 2:00 p.m. Eastern Time virtually at www.meetnow.global/MMHG65D, and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed on the proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED DIRECTORS, FOR THE AMENDMENT TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE OR IF YOU ARE ELIGIBLE FOR AND PREFER INTERNET OR TELEPHONE VOTING, PLEASE RETURN YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +